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                                  LEASE AGREEMENT

                                      PARTIES

          The parties to this Lease (herein "Lease") are CHRISTENSEN GROUP, INC. herein "Lessor," and BOW-FLEX OF AMERICA, INC., herein "Lessee."

                                      RECITALS

          The parties by this Agreement desire to provide for the Lease by Lessee from Lessor of manufacturing space in the building described below on a "triple net" basis.

                                     AGREEMENT

          Lessor and Lessee agree as follows:

                                     ARTICLE I

                                 PREMISES AND TERM

          1.1 PREMISES: Lessor, in consideration of rents hereinafter reserved and of the agreements of Lessee herein to be kept, performed and fulfilled, leases to Lessee the following described premises located in the OGDEN BUSINESS PARK, hereinafter known as "Park," City of Vancouver, Clark County, Washington bounded and described as follows:

          A portion of Building No. 1, known as 2200 Northeast 65th Avenue, Vancouver, Washington 98661, consisting of approximately 17,325 square feet as represented by the area outlined in Red on the attached Exhibit A, attached hereto and made a part hereof, together with the right of ingress and egress thereto across those portions of the Park designated from time to time as streets and roadways.

The aforesaid property shall herein be referred to as the "Premises"

          1.2 COMMON AREAS. It is understood that the Premises constitute a portion of a multiple occupancy area of warehouse and office buildings (herein the "Complex"). During the term hereof and subject to the covenants, terms and conditions hereof, Lessee, and its agents, employees, customers, invitees, and licensees, shall have the nonexclusive right to use, in common with Lessor and the other lessees of space in the Complex, and their agents, employees, customers, invitees, and licensees, all automobile and truck parking


                                          1
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areas, driveways, entrances and exits thereto, pedestrian sidewalks and ramps, landscaped areas and other facilities now or hereafter furnished by Lessor in or near the Complex, for the general use, in common, of the Lessor and the lessees of space in the Complex and their agents, employees, customers, invitees, and licensees (herein "Common Areas").

          1.3 LIGHT AND AIR. This Lease does not grant any rights of access to light and air over property.

          1.4 TERM. The term of this Lease shall commence on May 1, 1992 and end on April 30, 1997 unless earlier terminated hereunder.

          If this Lease is executed before the Premises becomes vacant or otherwise available and ready for occupancy, Lessor shall not be deemed to be in default hereunder, and Lessee agrees to accept possession of the Premises at such time as Lessor is able to tender the same, which date shall thenceforth be deemed the commencement date as to such space; and Lessor hereby waives payment of rent for the Premises covering any period prior to the tendering of possession to Lessee hereunder.

          For purposes of this Lease, the word "term" shall mean and include the original term of this Lease, as provided herein, and any extensions thereof, unless the context otherwise requires.

                                     ARTICLE II

                              RENT, TAXES AND CHARGES

          2.1 RENT AND LATE CHARGES. During the term hereof, Lessee shall pay to Lessor, without deduction or offset by Lessee, rent for the Premises in the sum of FOUR THOUSAND FOUR HUNDRED FORTY-TWO AND 25/100 DOLLARS ($4,442.25) PLUS BASE YEAR ESTIMATED TRIPLE NET CHARGES IN THE SUM OF FIVE HUNDRED TWENTY AND NO/100 DOLLARS ($520.00) FOR A TOTAL PAYMENT IN THE SUM OF FOUR THOUSAND NINE HUNDRED SIXTY-TWO AND 25/100 DOLLARS ($4,962.25) per month beginning May 1, 1992 through April 30, 1993. The rents shall be payable monthly in advance on the first day of each and every calendar month during the term hereof, commencing on the first day of the first calendar month following the commencement of the lease term. Any rental payment for any fractional month during the term hereof shall be prorated and payable on the next rent payment date. All rent payments more than ten (10) days past due shall bear a late charge of ten percent (10%) of the amount due plus Five Dollars ($5.00) per day from the tenth day following the date such payment became due until the entire amount and late charges are paid in full.

LEASE AGREEMENT                           2
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          In conjunction with monthly rent payments, Lessee shall each month pay a sum representing Lessee's proportionate share of real property taxes, insurance and common area expenses for the Premises. Such amount shall annually be estimated by Lessor in good faith to reflect actual or anticipated costs.
Upon termination of this Lease or at periodic intervals during the term hereof, Lessor shall compute its actual costs for such expenses during such period. Any overpayment by Lessee shall be refunded or credited to Lessee at Lessee's option, and any deficiency shall be paid by Lessee within 15 days after receipt of Lessor's statement. Lessor's records of expenses for taxes, insurance and common area expenses may be inspected by Lessee at reasonable times and intervals. At any one year the charges for common area expenses excluding taxes and insurance shall not exceed more than six percent of previous year charges for common area excluding base year.

          2.2 RENT ADJUSTMENT. The rent to be paid by Lessee to Lessor during the term hereof, or any extended or renewed term, shall be adjusted on September 1, 1993, (the end of the base year) and automatically without notice on September 1 of each year thereafter during the term hereof and during any extended or renewed term hereof, which date is sometimes referred to herein as the adjustment date. The intervals between adjustment dates are sometimes referred to herein as adjustment intervals. On each adjustment date, the rent shall be adjusted as provided below in this paragraph provided, however, that the monthly rent as adjusted, shall not be less than the sum set forth in Paragraph 2 hereof. The rental adjustment shall be limited to a six percent maximum annual increase including common area charges after the base year. During each adjustment interval, rent shall be paid at the adjusted rate from the preceding adjustment date until the next adjustment date or until the sooner expiration of the term hereof, or as the same may be extended.

          Such adjustments shall be made so that the rent payable hereunder each month during the next adjustment interval shall bear the same relationship to the sum set forth in Paragraph 2 hereof as the Consumer Price Index, U. S. City Average, of the Bureau of Labor Statistics of the U. S. Department of Labor (U.S. Index of All Items for All Urban Consumers - 1982-84 equals 100), sometimes referred to herein as the Index. If publication of said Index is discontinued or if said Index or the base thereof is changed, then there shall be used in lieu thereof such Index as may be adopted by agreement of the parties hereto.

          2.3 SECURITY DEPOSIT. As partial consideration for the execution of this Lease, the Lessee has this day paid the Lessor the sum of ONE THOUSAND NINE HUNDRED TWENTY-THREE AND 50/100 DOLLARS ($1,923.50) (herein "Deposit"), the receipt of which is hereby acknowledged. The Deposit shall be held by Lessor, without obligation of Lessor for interest, as security for the performance of Lessee's covenants and obligations hereunder; however, it is expressly understood and agreed that such Deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon the occurrence of any event of default by Lessee, Lessor may, at its option and without prejudice to any other right


LEASE AGREEMENT                           3
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or remedy hereunder or at law or equity, use such funds to the extent necessary to make good any arrears of rent or other payment due Lessor hereunder, and any other damage, injury, expense or liability caused by such event of default; and Lessee shall pay to Lessor on demand the amount so applied in order to restore the Deposit to its original amount. At the expiration or termination hereof, Lessor shall account for the Deposit and, if Lessee is not in default hereunder, return the entire remaining balance of such Deposit to Lessee.

          2.4 PROPORTIONATE SHARE. Lessee's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. Lessee's proportionate share of insurance and common area expenses for the Building shall be computed by dividing the rentable area of the Premises by the total rentable area of the Building. If in Lessor's reasonable judgment either of these methods of allocation results in an inappropriate allocation to Lessee, Lessor shall select some other reasonable method of determining Lessee's proportionate share.

          2.5 REAL PROPERTY TAXES. During the term hereof, Lessor shall pay and discharge all real property taxes, assessments, and charges lawfully imposed by any governmental unit on the Complex, or any taxes imposed in lieu thereof (herein "Real Property Taxes"), before the same become delinquent. Lessor may elect to let any such Real Property Taxes to go to bond in accordance with applicable law. If at any time in the future (there being no such charges or taxes at present) there shall be levied on Lessor a capital levy, tax, franchise or excise tax, assessment, levy or charge measured by or based, in whole or in part, upon the rentals to be paid hereunder, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be included in the term Real Property Taxes.

          As provided in paragraph 2.1 of this Lease, Lessee shall pay to Lessor as additional rent, Lessee's Proportionate Share of the Real Property Taxes paid by Lessor. Real Property Taxes shall be pro-rated during the first and last year of the Lease based on the period for which the subject Real Property Taxes are assessed.

          Lessor shall, at the request of lessees of fifty percent (50%) of the leasable space in the subject tax lot, in Lessor's and Lessee's name, contest or review in legal proceedings or in such manner as it deems suitable any Real Property Tax, the cost of which shall be shared by all directly affected
Lessees in proportion to the amount of space leased. Lessor may pay under protest any such contested tax to the appropriate public authority. Lessee will join and assist Lessor in any contest or protest of Real Property Taxes provided for herein at the request of Lessor.

          Lessor may, at its option and expense, endeavor to obtain a lowering of the assessed valuation of the Complex, or any part thereof, and Lessee agrees to cooperate and


LEASE AGREEMENT                           4
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join in such endeavor.

          2.6 LESSEE'S TAXES. During the term hereof, Lessee shall pay and discharge all taxes, assessments, impositions, and charges imposed by any governmental unit on Lessee's leasehold interest hereunder, on Lessee's personalty, or on Lessee's use or occupancy of the Premises.

          2.7 COMMON AREAS EXPENSES. During the term hereof, Lessor shall repair, maintain and keep the Common Areas throughout the Complex in good order and condition. Lessee shall pay to Lessor as additional rental as provided in paragraph 2.1 of this Lease, Lessee's Proportionate Share of the expense of such repair, maintenance, and upkeep during each calendar year, or portion thereof, during the term of this Lease.

          2.8 UTILITIES. During the term hereof, Lessor shall provide all connections to the Premises for water, sewer, electricity and telephone service. During the term hereof, Lessee shall procure and pay for garbage collection services, janitorial services and all utilities except water used or consumed on the Premises and all charges for maintenance associated therewith.

          Water shall be furnished by the Lessor. Notwithstanding the foregoing, if Lessee's use of the Leased Premises shall require water in excess of that usually supplied for use of the Leased Premises as warehouse area, Lessee shall first procure the consent of Lessor, which consent Lessor may withhold, for such altered use. If Lessor consents to Lessee's proposed use, Lessee must either
(1) cause a separate water meter or meters to be installed for the Leased Premises, so as to measure the amount of water consumed thereon, and the cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Lessee and Lessee shall pay promptly all charges for water usage assessed on account of such meter; or (2) Lessor may charge Lessee, as additional rent, an amount calculated by estimating on a monthly basis Lessee's excess water consumption over the average rate of water consumption for the Building exclusive of the Leased Premises. In no event shall Lessor be liable for an interruption or failure in the supply of any service or utilities to the Premises, whether or not being furnished by Lessor.


                                    ARTICLE III

                                 GENERAL COVENANTS

          3.1 USE. Lessee shall use the Premises solely for the purposes of manufacturing, marketing and distribution. Lessee shall not use, or permit or suffer the use of, the Premises for any other business or purpose without the consent of Lessor.


LEASE AGREEMENT                           5
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          Lessee shall not store materials or equipment nor park vehicles (other than vehicles used for daily transportation) outside of the leased premises without the prior written consent of Lessor. If Lessee does so, Lessee shall be considered to have abandoned such property and Lessor may, at its option and without prejudice to any of Lessor's other rights or remedies hereunder or at law or equity, remove or retain the property, whereupon all rights of the Lessee with respect to it shall cease. If Lessor removes and/or stores the property in public storage for the Lessee's account, the Lessee shall be liable to the Lessor for, and shall pay to Lessor forthwith on demand, the cost of removal and storage, with interest at ten percent (10%) per annum on all such expenses from the date of expenditure by the Lessor.

          Lessee shall not receive, store, or otherwise handle anything which is explosive or highly inflammable in or from the Premises. No auction, fire or bankruptcy sales may be conducted in or from the Premises without the previous written consent of Lessor.

          Lessee shall not use, or permit or suffer in the Premises anything that will increase the rate of fire insurance thereon or prevent the procuring of fire insurance, or prevent the taking advantage of any ruling of the State Insurance Rating Bureau, or its successors, which would allow the Lessor to obtain reduced rates for long term insurance policies; or maintain anything that may be dangerous to life or limb; or overload the floors; or permit any objectionable noise or odor to escape or to be emitted from the Premises; or permit anything to be done upon the Premises in any way tending to create a safety hazard or nuisance or to disturb any other lessees of Lessor in the Complex; or to use or permit the use of the Premises for lodging or sleeping purposes, or for any immoral or illegal purposes.

          3.2 WASTE AND UNLAWFUL USE. Lessee shall not make, permit or suffer any strip or waste, or damage or defacement, or unlawful, improper or offensive use of the Premises or of the Complex.

          3.3 COMPLIANCE WITH LAWS. Lessee, at Lessee's expense, shall at all times comply with all laws, ordinances, rules and regulations whether now or hereafter made by any governmental authority and pertaining to the use of the Premises, including obtaining all business licenses and permits, and shall indemnify and save harmless Lessor against all costs, attorney's fees, expenses, actions, suits, claims and damages arising by reason of the nonobservance or nonperformance of said laws, ordinances, rules and regulations or of this covenant.

          Lessee shall have the right to contest the validity of or seek variance from or review of said legal requirements, or any of them, by administrative or court proceedings or in such other manner as Lessee deems suitable, and, if able, may have said legal requirements, or any of them, cancelled, removed or revoked without actual compliance with the same. If such actions or proceedings are instituted, they shall be conducted promptly at the expense of Lessee and free of expense to Lessor.


LEASE AGREEMENT                           6
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          3.4  MAINTENANCE AND REPAIR. Lessee, at Lessee's expense, shall at all times maintain the Premises in a strictly clean, safe, and insurable condition.

          Lessor shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition unless repairs are required due to damage caused by Lessee's negligent acts, or omission to act. Except for such obligations of Lessor, Lessee shall keep the Premises neatly maintained and in good order and repair. Lessee's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Lessee shall refrain from any discharge that will damage the septic tank or sewers serving the Premises. If Lessor elects to make repairs necessitated by Lessee's negligent acts or omission to act, Lessor may add the cost of such repairs to the rent which shall become due upon billing by Lessor therefor.

          Lessee shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind. Lessee shall keep the roof and drains leading from the roof free and clear of snow, ice, debris, or other obstructions.

          Notwithstanding the foregoing, the expense of the repair and maintenance of any party wall shall be shared equally by Lessee and the lessee in the adjacent premises; provided, however, that Lessee shall not damage any party wall or disturb the integrity and support provided by any party wall and shall, at its sole expense, promptly repair any damage or injury to any party wall caused by Lessee or its agents, employees, customers, invitees, or licensees.

          3.5  Omitted.


          3.6 ALTERATIONS BY LESSEE. Lessee shall not remodel, replace, alter, or make any addition to the Premises within or without, unless Lessor shall consent prior thereto in writing. Any such activities shall be strictly in accordance with the plans, specifications, and elevations approved in writing by Lessor in advance thereof and shall be completed with all reasonable dispatch. Notwithstanding the foregoing, Lessee may install or erect such


LEASE AGREEMENT                           7
partitions, shelves, bins, machinery, and trade fixtures as may be necessary or appropriate to any permitted uses; provided, however, that such installation or erection shall not alter the basic character of the Premises or overload the floor or otherwise damage the Premises.

          Lessee warrants that any construction, remodeling, replacement, alteration, addition, erection or installation in, on or to the Premises, whether done with or without Lessor's consent, shall be done in a good and workmanlike manner with new materials and shall be done in complete compliance with all other applicable covenants, terms and conditions hereof, that all workmanship and materials shall be free from defects, and that all fixtures erected or installed by Lessee shall be new or completely reconditioned.

          All construction, replacements, remodeling, alterations, additions, erections and installations done by Lessee, or done by Lessor on Lessee's behalf hereunder, and all fixtures of whatever type and kind, except moveable trade fixtures, shall become and remain part of the Premises and the property of the Lessor upon installation thereof and shall be treated as such for all purposes hereof, excepting risk of loss and insurance as provided in Section 5.3, and shall be surrendered to Lessor as part of the Premises in accordance with
Section 3.13.

          3.7 SIGNS AND AWNINGS. Lessee shall neither place nor suffer to be placed or maintained on the roof or on any exterior door, wall or window of the Premises any sign, decoration, awning or canopy, or advertising matter or other thing of any kind, nor place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the demised premises without first obtaining Lessor's written approval and consent. Lessee shall install and remove such sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved in such a manner as to avoid injury to or defacement of the Premises and shall maintain the same in good condition and repair at all times.

          3.8 OVERLOADING OF FLOORS. The Lessee will not overload the floors of the Leased Premises in such a way as to cause any undue or serious stress or strain upon the Building or any part thereof, and Lessor shall have the right, at any time, to call upon any competent engineer or architect whom the Lessor may choose, to decide whether or not the floors of the Leased Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the Building, or any part thereof. The decision of said engineer or architect shall be final and binding upon the Lessee and in the event that the engineer or architect shall decide that in his opinion the stress or strain is such as to endanger or injure the Building or any part thereof, the Lessee agrees immediately to relieve the stress or strain either by reinforcing the Building or by lightening the load which causes such stress or strain in a manner satisfactory to the Lessor.


LEASE AGREEMENT                           8
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          3.9  RULES AND REGULATIONS. Lessor, for the proper maintenance of the
Premises, Common Areas, and Complex, the rendering of good service thereon, and the providing of safety, order and cleanliness thereof, may make and enforce such rules and regulations as Lessor may reasonably deem necessary or appropriate for such purposes but not in enlargement of or inconsistent with the covenants, terms and conditions hereof. Lessee's failure to keep and observe said rules and regulations shall constitute a breach hereof in the manner as if the same were contained herein as covenants. Lessor reserves the right from time to time to revoke, alter, amend, supplement and add to said rules and regulations. Notice of such revocations, alterations, amendments, supplements and additions, if any, shall be given to Lessee, and Lessee shall upon receipt thereof immediately comply therewith.

          3.10 ADMITTANCE BY PASS-KEY. Lessor shall not be liable for the consequences of admitting to the Premises by pass-key the Lessee or any of Lessee's agents, or refusing to admit to the Premises any persons claiming the right of admittance, including the Lessee or any of Lessee's agents.

          3.11 LESSOR'S CONTROL OF COMMON AREAS. The Common Areas shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have the right to change the area, level, location and arrangement of such facilities and areas; to enforce parking regulations; to close temporarily all or any portion of such areas or facilities; and to do and perform such other acts in and to said areas and facilities as, in the use of good business judgment, the Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by the lessees of the Complex, and their agents, employees, customers, invitees, and licensee.

          3.12 ALTERATIONS BY LESSOR. Lessor hereby reserves the right, from time to time, to make alterations to, to make additions to, to build additional stories on, the building in which the Premises are contained, provided that such construction shall not materially interfere with the physical use to be made of the Premises by Lessee. Lessor also reserves the right to construct other buildings or improvements in the Complex from time to time and to make alterations to, to make additions to, to build additional stories on, and to build adjoining, any existing or future building in the Complex, and to enlarge the area of the Complex itself.

          3.13 INSPECTION AND RIGHT OF ENTRY. At all reasonable times, Lessor and its agents shall have the right to enter the Premises and any part thereof and to examine the same and its contents for the following purposes: (1) to determine Lessee's compliance with the covenants, terms and conditions hereof;
(2) to fulfill Lessor's obligations hereunder; (3) to exhibit the Premises to others for purposes of leasing during the last six months of the term hereof;
(4) to gain entry to adjoining premises and roof areas for repairs and otherwise;


LEASE AGREEMENT                           9
and (5) to exercise any right of Lessor hereunder reasonably requiring such entry or examination.

          If Lessee shall not be personally present to open and permit an entry into said Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Lessor or its agents may enter the same by a master key, or may forcibly enter the same, without rendering Lessor or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease.

          During the six months prior to the expiration of the term of this Lease or any renewal term, Lessor may place upon the Premises the usual "for rent" notices advertising the availability of the Premises for lease which notices Lessee shall permit to remain thereon without molestation.

          3.14 QUIET ENJOYMENT. Lessor covenants and agrees with Lessee that, conditioned upon Lessee's paying the rent herein reserved and faithfully performing and fulfilling all the covenants, agreements, conditions and provisions herein to be kept, observed or performed by Lessee, Lessee shall and may at all times during the term hereby granted peaceably, quietly and exclusively have, hold and enjoy the Premises, without hindrance or molestation for Lessor or anyone claiming by, through or under Lessor.

          3.15 NO WARRANTY OF FITNESS FOR USE. Lessee and not Lessor is responsible for determining the fitness of the Leased Premises for the use to which Lessee intends to put them. In particular, Lessee hereby acknowledges that there is no noise control in the Building containing the Leased Premises and that the internal security is minimal, since persons other than Lessee will have access to the Building and the division of the Leased Premises from other portions of the Building is by means of materials not resistant to fire, water or other such elements and not secure from entry by persons other than Lessee.

          3.16 ACCEPTANCE AND SURRENDER. By entry hereunder, Lessee acknowledges that it has examined the Leased Premises and accepts the same as being in good, sanitary order, condition and repair.

          Immediately upon expiration or termination of this Lease, Lessee shall peaceably deliver up to Lessor possession of the Premises hereby demised, together with any and all improvements and fixtures, other than moveable trade fixtures, thereon, in good repair, order and condition, and broom clean, subject to reasonable wear and tear and damage by fire or casualty as provided in
Section 5.3, and shall surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of all combinations on locks, safes and vaults, if any, in the Premises.

LEASE AGREEMENT                           10

          Lessor may, at its option exercised within ten (10) days after termination or expiration of this Lease, require Lessee expeditiously to remove any or all improvements and fixtures placed on the Premises by Lessee and which would otherwise remain the property of the Lessor and to repair any physical damage resulting from such removal, or Lessor may elect to do so itself and charge the cost to the Lessee with interest at ten percent (10%) per annum from the date of expenditure, which shall be payable by Lessee forthwith on demand.

          Prior to the termination of expiration of this Lease, Lessee shall remove from the Premises all moveable trade fixtures of Lessee and all personal property thereon. If Lessee fails to do so, Lessee shall be considered to have abandoned such property and Lessor may, at its option and without prejudice to any of Lessor's other rights or remedies hereunder or at law or equity, remove or retain the property, whereupon all rights of the Lessee with respect to it shall cease. If Lessor removes and/or stores the property in public storage for the Lessee's account, the Lessee shall be liable to the Lessor for, and shall pay to Lessor forthwith on demand, the cost of removal and storage, with interest at ten percent (10%) per annum on all such expenses from the date of expenditure by the Lessor.

          3.17 RIGHT TO RELOCATE. Lessor reserves the right to relocate Lessee to an equal or better location within the Business Park at Lessor's expense, such expenses to include reimbursements to Lessee for Lessee's cost for changing address.

          3.18 HOLDING OVER. If Lessee shall, with the written consent of Lessor, remain in possession of the demised Premises after the expiration of said term and without executing any extension or renewal of this Lease, Lessee shall be deemed to occupy said Premises as a tenant from month to month at the monthly rental herein reserved, upon and subject to all other covenants, conditions and provisions herein, as amended pursuant hereto. No such holding over shall be deemed to vest any rights in Lessee to a renewal of this Lease unless specifically agreed to in writing by Lessor.

                                     ARTICLE IV

                            ENCUMBRANCES AND ASSIGNMENTS

          4.1 ENCUMBRANCES BY LESSEE. Lessee shall keep the Premises and Lessee's leasehold interest therein free and clear of, and shall indemnify and hold harmless Lessor against, all liens, charges, mortgages, and encumbrances which may result from any act or neglect of Lessee, including but not limited to liens for utility charges and mechanics and materialman liens, and all expenses in connection therewith, including attorneys' fees; it being expressly agreed that the Lessee or any transferee, assignee, delegate or sublessee shall have no power or authority to create any such lien, charge, mortgage or encumbrance except with the prior written approval of Lessor.


LEASE AGREEMENT                           11

          4.2 SUBORDINATION. Lessor shall have the absolute right to sell, transfer, assign and encumber its interest in this Lease and its estate in the Premises, or any part thereof, and to delegate all or any portion of its obligations hereunder, from time to time as it sees fit, without obtaining any approval from Lessee.

          This Lease shall be subject and subordinate to any encumbrance and to any extensions or renewals thereof which are now, or may hereafter be placed by Lessor, upon the whole or any part of the Complex and which includes the Premises. From time to time the Lessee shall execute and deliver any instrument which may be reasonably required by the Lessor in confirmation of such subordination promptly upon the Lessor's request, and without expense to the Lessor; and if the Lessee shall fail at any time to execute and deliver any such subordination, the Lessor, in addition to any other remedy available to it in consequence thereof, may execute and deliver such instrument as the attorney-in-fact of the Lessee, and the Lessee hereby appoints the Lessor as attorney-in-fact for such purpose; provided, however, that so long as the Lessee is not in default in the payment of rent or in the performance of any of the covenants, terms and conditions of the Lease, Lessee's possession of the leased premises and the Lessee's rights and privileges under the Lease or any renewal thereof shall not be diminished or interfered with by the secured party under such encumbrance.

          In the event that Lessor sells or assigns its interest or estate absolutely, Lessee shall be bound to the purchaser or assignee under all of the covenants, terms and conditions of this Lease for the balance of the term hereof remaining with the same force and effect as if such purchaser or assignee was the Lessor under the Lease and Lessee hereby attorns to such purchaser or assignee as its landlord, such attornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon such purchaser or assignee succeeding to the interest or estate of Lessor.

          In the event that Lessor assigns or encumbers its interest or estate for security purposes and such assignment or encumbrance is "foreclosed" for any reason and Lessor's interest or estate is sold as upon execution in the manner provided by law or Lessor's interest or estate is sold at public or private sale by the secured party, Lessee shall be bound to the purchaser at such sale under all of the covenants, terms and conditions of this Lease for the balance of such term hereof remaining with the same force and effect as if such purchaser was the Lessor under the Lease and Lessee hereby attorns to such purchaser as its landlord, such attornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto immediately upon such purchaser succeeding to the interest or estate of Lessor. If during the pendency of foreclosure proceedings or otherwise, there is appointed by the court a receiver for the property of which the lease Premises are a part, Lessee hereby attorns to the receiver as its landlord during the pendency of such foreclosure proceeding, such attornment to be effective and self-operative

LEASE AGREEMENT                           12
without the execution of any further instrument on the part of either of the parties hereto immediately upon the appointment of the receiver and his qualification as such.

          4.3 ASSIGNMENTS AND SUBLEASES. Lessee may not transfer or assign all or any portion of its estate or interest under this Lease, or delegate all or any portion of its obligations under this Lease, or sublet all or any portion of the Premises, without the prior written approval of Lessor, which approval shall not be unreasonably withheld. No transferee, assignee, delegate, or sublessee of this Lease may transfer, assign, delegate, or sublease except to an affiliated company and on the same terms and conditions as the Lessee hereunder may transfer, assign, delegate, or sublease. This prohibition against transferring, assigning, delegating, and subleasing shall be construed to include a prohibition against any transfer, assignment, delegation, or sublease by operation of law.

                                     ARTICLE V

                       RISK OF LOSS, INDEMNITY, AND INSURANCE

          5.1 LIMITATION OF LIABILITY. Lessor shall not be liable for any damage to property of Lessee or of others located on the Premises, nor for the loss of or damage to any property of Lessee or of others by theft or otherwise regardless of whether such loss or damage was caused or contributed to by the negligence of the Lessor. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, or other casualty, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or Complex or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Lessor shall not be liable for any such damage caused by other lessees or persons in the Complex, caused by occupants of adjacent property, caused by members of the public, or caused by operations in construction of any private, public or quasi-public work. Lessor shall not be liable for any latent defect in the Premises or in the building of which they form a part. All property of Lessee or others kept or stored on the Premises shall be so kept or stored at the risk of Lessee and the others only and Lessee shall indemnify and hold Lessor harmless from any claims arising out of any loss or damage to the same.

          5.2 INDEMNIFICATION AND LIABILITY INSURANCE. Lessee shall indemnify and save Lessor harmless from all claims and demands of any and every character that may be made, presented, or allowed against Lessor by reason or on account of any injuries or damage received or sustained from the date hereof by any person or property arising out of or related to any activity of Lessee on the Premises, or any condition of the Premises in the possession of or under the control of Lessee including but not limited to water leakage from the roof, walls, basement or other portion of the Leased Premises or the Building, or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Leased Premises or the


LEASE AGREEMENT                           13

Building or any part thereof, except for any such claim, loss or liability which may be caused or contributed to in whole or in part by Lessor's own negligence; and in the event that any suit or action for damages resulting therefrom shall be brought against Lessor by any person whomsoever, Lessee agrees at Lessee's own cost and expense to defend Lessor against any such suit or action and all appeals therefrom, to satisfy and discharge any judgment or decree that may be awarded against Lessor in any such proceeding, and to pay all costs, expenses and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation including such costs, expenses and reasonable attorney's fees incurred on any appeal in such litigation.

          Lessee shall, at its expense, procure and maintain public liability and property damage insurance against liability for injuries to persons and property with respect to the Premises, and the business operated by Lessee and by any licensees, concessionaires and sublessees of Lessee, with limits, as to injuries to the person (including death) of $500,000 as to one or more than one person in any one occurrence, and $250,000 for property damage for any one occurrence. Lessor may require Lessee to increase the aforesaid maximum limits of coverage to keep pace with the trend in insurance coverage during the term of this Lease and any extension thereof. The policy or policies shall name Lessor and any persons, firms or corporations designated by Lessor as additional insureds. Failure to obtain or maintain the above-described insurance shall constitute an event of default.

          5.3  FIRE AND OTHER CASUALTY.

               (a) DEFINITIONS. For purposes of this Section, the term "Alterations" shall mean and include all construction, replacements, remodeling, alterations, additions, erections, and installations done in, on or to the Premises by Lessee or on Lessee's behalf, as described in Section 3.5, including fixtures and trade fixtures, whether or not done with Lessor's consent as required by Section 3.5, unless the context otherwise requires.

          For purposes of this Section, the term "Building" shall mean the building of which the "Premises" are a part exclusive of all Alterations, but including all repairs and replacements described in Section 3.4, unless the context otherwise requires.

               (b)  BUILDING.


                    (1) INSURANCE. Lessor shall procure and maintain insurance covering the subject Building in an amount not less than 90% (or such greater percentage as may be necessary to comply with the provisions of any clauses of the policy negating co-insurance) of the full replacement cost thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss. Such insurance shall be for the sole


LEASE AGREEMENT                           14
benefit of Lessor and under its sole control. Lessee shall reimburse Lessor for Lessor's cost of maintaining such insurance as additional rental as provided in paragraph 2.1 of this Lease. Any payment to be made pursuant to this subsection with respect to the year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full year as that part of such year covered by the term of this Lease bears to a full year.

                    (2) DAMAGE OF LESS THAN 50%. If the subject Building is less than 50% destroyed, as determined by Lessor, by fire or other casualty, the parties shall proceed as follows:

               (A) If the damage is caused by a risk which would be covered by the required insurance policy, repairs shall be performed by and at the expense of the Lessor whether or not the damage occurred as the result of fault on the part of Lessee or the agents, invitees, licensees, concessionaires or lessees of Lessee, except that Lessee shall pay Lessor upon demand all applicable deductible amounts specified in any required insurance then in effect.

               (B) If the damage occurred from a risk which would not be covered by Lessor's insurance, repairs shall be performed by and at the expense of the Lessor unless the damage was the result of the fault of Lessee or the agents, employees, customers, invitees, licensees, or sublessees of Lessee, in which case repairs shall be performed by and at the expense of Lessee.

                    (3) DAMAGE OF 50% OR MORE. If the subject Building is 50% or more destroyed, as determined by Lessor, by fire or other casualty, the parties shall proceed as follows:

               (A) Lessor may elect to terminate the Lease as of the date of the damage or destruction by notice given to Lessee in writing not more than 60 days following the date of damage. In such event, Lessee shall be entitled to the reimbursement of any prepaid rent.

               (B) If Lessor does not elect to terminate the Lease, the parties shall proceed as in the case of less than 50% destruction of the subject Building.


LEASE AGREEMENT                           15

                   (4) ABATEMENT OF RENT. The rent herein reserved shall be abated in proportion to the extent of the Premises rendered untenantable, from the date damage occurs until repairs are substantially completed, except when damage occurs because of the fault of Lessee or the agents, employees, customers, invitees, licensees, or sublessees of Lessee, in which case there shall be no abatement of rent.

                   (5) MORTGAGE RESTRICTIONS. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises restricts or prohibits the use as contemplated hereunder of the proceeds of any insurance covering the subject Building, then the Lessor shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such restriction or prohibition is enforced by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

               (c) ALTERATIONS. Lessee shall procure and maintain insurance covering all Alterations in an amount not less than 90% (or such greater percentage as may be necessary to comply with the provisions of any clause of the policy negating co-insurance) of the full replacement cost thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto. Such insurance shall insure against the perils and be in the form, including endorsements, specified in subsection 5.3(b)(1). Such insurance shall be for the sole benefit of Lessee and under its sole control. All repairs to Alterations damaged by fire or other casualty shall be by and at the expense of Lessee.

               (d) MANNER OF REPAIR. Repairs required by either party under this Section shall be accomplished with all reasonable dispatch and both parties shall cooperate with each other to effectuate repair and restoration. Neither party shall be liable or responsible for any delays in rebuilding or repairs due to strikes, riots, Acts of God, national emergency, acts of public enemy, governmental laws or regulations, inability to procure materials or labor or both, or any causes beyond its control.

          5.4 WORKER'S COMPENSATION INSURANCE. Lessee, at its expense, shall procure, maintain and timely pay the premiums for such worker's compensation insurance as is or may be required by any applicable law in connection with the use or occupancy of the Premises by Lessee.

          5.5 GENERAL INSURANCE PROVISIONS. As to all policies of insurance required hereunder to be procured and maintained by Lessee.

               (a) Each policy shall be issued by a licensed and reputable insurance company satisfactory to and approved by Lessor, such approval not to be unreasonably withheld.


LEASE AGREEMENT                           16

               (b) Lessee, without prior demand, shall cause to be furnished to Lessor promptly upon issuance thereof, original or certified copies of each policy of insurance and all renewals thereof and copies of every receipt for premium paid therefor;

               (c) Each insurance policy shall contain a promise by the insurer that it will not cancel the policy except upon thirty (30) days prior written notice to Lessor and any permitted mortgagee of the leased premises; and

          5.6 WAIVER OF SUBROGATION. Each of the parties hereto hereby releases the other from any and all liability or responsibility to the releasing party or anyone claiming through or under such party by way of subrogation or otherwise for any injury or damage to person or property which is insured against by, or on behalf of, the releasing party, even if such injury or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

                                     ARTICLE VI

                                    CONDEMNATION

          6.1 TOTAL TAKING OF PREMISES. In the event that the entire Premises, or a substantial part thereof rendering the balance reasonably unusable for Lessee's purposes, shall be taken or condemned by any authority having the power of eminent domain or be sold in lieu thereof, then the entire estate and interest of Lessee in the Premises shall upon such taking or sale cease and determine and Lessee shall have no further rights or obligations hereunder.

          6.2 PARTIAL TAKING OF PREMISES. In the event that an insubstantial part of the Premises shall be taken or condemned by any authority having the power of eminent domain or be sold in lieu thereof, then the estate and interest of Lessee in the part so taken or sold shall upon such taking or sale cease and determine; and the rent herein reserved for the Premises shall be reduced for and during the unexpired balance of Lessee's term hereunder, effective as of the date when, by reason of such taking or sale, Lessee shall lose the right to possession of the part so taken or sold, to a sum which shall bear the same ratio to the rent payable immediately before the taking or sale as the value of the Premises immediately after the taking or sale bears to the value of the Premises immediately before the taking or sale. Lessor shall restore the Premises with all reasonable dispatch to a condition comparable to their condition on the date of such taking or sale less the portion lost in such taking or sale. Such work shall be accomplished with new materials and shall be done in a good and workmanlike manner. Lessor shall not be liable or responsible for any delays in rebuilding or repairing due to strikes, riots, Acts of God, national emergency, acts of public enemy, governmental laws or regulations, inability to procure materials or labor or both, or any

LEASE AGREEMENT                           17
causes beyond its control. Rent shall be abated in proportion to Lessee's dispossession during the period of repair.

          6.3 COMPENSATION AND DAMAGES. In every case of taking or sale of the Premises, or any part thereof, the entire compensation, damages, or sales proceeds therefrom shall belong to the Lessor except that Lessee shall be entitled to receive any award for moving expenses.

                                    ARTICLE VII

                                     DEFEASANCE

          7.1 EVENTS OF DEFAULT. Events of default include, but are not limited to, the following:

               (a) Failure of Lessee to pay the rent herein (including payments specified as rent) reserved, or any part thereof, within ten (10) days after the same becomes due;

               (b) Failure of Lessee to observe or perform any other covenant, term, or condition hereof to be observed or performed by Lessee within twenty
(20) days of the receipt of written notice of such failure and diligently to prosecute performance to completion if the failure cannot reasonably be cured within the twenty (20) day period;

               (c) Insolvency of Lessee or any guarantor of Lessee's obligations hereunder (herein "Guarantor"); an assignment by Lessee or Guarantor for the benefit of creditors; the filing by Lessee or Guarantor of a voluntary petition in bankruptcy; an adjudication that Lessee or Guarantor is bankrupt or the appointment of a receiver of the properties of Lessee or Guarantor; the filing of an involuntary petition of bankruptcy against Lessee or Guarantor and failure of Lessee or Guarantor to secure a dismissal of the petition within sixty (60) days after filing; attachment of or the levying of execution on the leasehold interest and failure to the Lessee or Guarantor to secure discharge of the attachment of release of the levy of execution within thirty (30) days; or

               (d)  Lessee's abandonment of the Premises or any part thereof; or

               (e) Falsification by Lessee of any document required or permitted to be furnished to Lessor by Lessee hereunder.


LEASE AGREEMENT                           18

          7.2  REMEDIES UPON DEFAULT:

               (a) INJUNCTION. In the event of any default by Lessee or any person claiming under, by, or through Lessee, or any threatened or attempted default by such person, Lessor shall be entitled to an injunction against such person enjoining such default. Nothing herein contained precludes Lessor from pursuing any other remedies available hereunder or at law or equity to Lessor for such breach, including eviction and the recovery of damages.

               (b) TERMINATION. In the event of a default by Lessee, Lessor may, during the continuance of such default and at its option, terminate this Lease by notice in writing to Lessee. No act of Lessor or its agents shall be deemed a termination of this Lease and no agreement of Lessor to terminate this Lease shall be valid, effective, or enforceable unless in writing and signed by Lessor.

               (c) RE-ENTRY AFTER TERMINATION. Upon termination of this Lease, Lessor shall have the right to re-enter the Premises.

               (d) DAMAGES. Lessor shall be entitled to recover damages from Lessee for any default by Lessee, without prejudice to any of Lessor's other rights or remedies hereunder or at law or equity, including Lessor's right to terminate this Lease. If this Lease is terminated for any reason, Lessee's liability to Lessor for damages shall survive such termination. In the event of termination on default, Lessor shall be entitled to recover immediately without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:

                    (1) Any excess of the value of all of Lessee's obligations under this Lease, including the obligation to pay rent, from the date of default until the end of the term, over the reasonable rental value of the Premises for the same period figured as of the date of default, the net result to be discounted to the date of default at the rate of five percent (5%) per annum.

                    (2) The loss of reasonable rental value from the date of default until a new Lessee has been, or with the exercise of reasonable efforts could have been, secured; and

                    (3) The reasonable costs of re-entry and re-letting including without limitation the cost of any clean-up, refurbishing, removal of Lessee's property and fixtures, and any other expense occasioned by Lessee's failure to quit the Premises upon termination or to leave them in the required condition, and any remodeling costs, broker commissions and advertising costs.


LEASE AGREEMENT                           19

               (e) RE-LETTING FOLLOWING TERMINATION. Following termination on default and re-entry, Lessor shall use reasonable diligence in re-letting the Premises to a new tenant. Lessor shall in no event be required, however, to alter substantially any of the covenants, terms, and conditions of this Lease, or to re-let to any tenant whom it reasonably considers unqualified, or at a rental which is less than the fair rental value of the Premises.

               (f) RE-LETTING WITHOUT TERMINATION. In the event of any default during the term hereof, and during the continuance of such default, and upon ten
(10) days prior written notice to Lessee, Lessor may, from time to time, at its option and without prejudice to any of Lessor's other rights or remedies hereunder, including its right to terminate, and without thereby terminating this Lease, relet for the account of the Lessee the demised premises or any part thereof to any person, firm or corporation for all or any portion of the remainder of said term, or any extension thereof, with the right in Lessor to put the Premises in reasonably good order and condition and to make alterations and repairs reasonably required for said reletting at Lessee's expense, together with ten percent (10%) interest thereon from the date of expenditure by Lessor. The Lessor shall receive such rentals for the Premises applying them, first, to the payment of the expense of recovering possession of the demised premises and the rerenting thereof, together with such expense as the Lessor may have incurred in putting the Premises in good condition or in making alterations and repairs, and then to the payment of the rent due by these presents and to the fulfillment of the covenants of the Lessee; the balance, if any, to be paid over to the Lessee. If such rentals received from reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor forthwith upon demand, together with ten percent (10%) interest thereon from the date of demand until paid. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

               (g) REMEDIES CUMULATIVE AND NONEXCLUSIVE. The foregoing rights and remedies shall be in addition to and not exclude any other rights or remedies available to Lessor hereunder or at law or equity. Lessor's election to pursue any right or remedy hereunder or at law or equity for any breach, or any attempted or threatened breach, of this Lease, shall not preclude it from pursuing at the same time or any other time any other right or remedy hereunder or at law or equity for the same breach or any right or remedy hereunder or at law or equity for any other breach.

          7.3 LESSOR'S DEFAULT PROVISION. Before Lessee may declare a default by Lessor, Lessee must give Lessor written notice thereof and twenty (20) days in which to cure the alleged default.


LEASE AGREEMENT                           20

                                    ARTICLE VIII

                                   MISCELLANEOUS

          8.1 LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee shall default in the observance or performance of any covenant, term, or condition contained herein to be observed or performed by Lessee, then Lessor may, at its option and without prejudice to any of Lessor's rights or remedies hereunder or at law or equity for such default, perform the same for the account of Lessee and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor in such performance forthwith upon demand, together with interest at ten percent (10%) per annum from date of incurrence of expense by Lessor until the entire amount, principal and interest, is paid.

          8.2 NEGATION OF WAIVER. Any waiver by either party of any breach by the other party of any provision of this Lease shall not operate or be construed as waiver by the waiving party of any breach of any other provision or of a subsequent breach of the same provision by the breaching party.

          8.3 NEGATION OF LESSOR'S REPRESENTATIONS. Lessor makes no warranty or representation with respect to the condition of the Premises, the same being leased "as is" and "where is," except as expressly set forth herein.

          8.4 SUCCESSOR INTERESTS. This Lease is binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee; provided, however, that Lessee may not assign its rights nor delegate its obligations hereunder except as expressly provided herein.

          8.5 JOINT AND SEVERAL LIABILITY. If more than one person constitutes the Lessee, all such persons shall be jointly and severally liable for the observance and performance of all of the covenants, terms, and conditions hereof to be observed and performed by Lessee, including the covenant to pay rent.

          8.6 NOTICES AND PAYMENTS. Any notice required or permitted by the terms of this Lease shall be sufficient if in writing and delivered personally or deposited in the U. S. Certified Mail with postage fully prepaid, return receipt requested, and if addressed to Lessor, then if addressed at QUANTUM COMMERCIAL MANAGEMENT, INC. 1104 Main Street, Suite 100, Vancouver, Washington 98660, (206) 699-2333, and if addressed to Lessee, then if addressed at 2200 Northeast 65th Avenue, Vancouver, Washington 98661. Any such notice shall be deemed conclusively received by the addressee on the third business day after posting. Any payment required or permitted by the terms of this Lease shall be deemed sufficiently given if delivered or mailed in the manner provided in this Section for the giving


LEASE AGREEMENT                           21
of notices. Any party may change the address to which notices and payments may be sent by giving written notice to the other party in the manner provided in this Section.

          8.7 ENTIRE AGREEMENT. This Lease constitutes the entire, final, and complete agreement between the parties relevant to the subject matter hereof, and it supersedes and replaces all written and oral agreements relevant to the subject matter hereof heretofore made or existing by and between the parties or their representatives, and there shall be no modification hereto unless it is in written form and signed by the parties.

          8.8 NUMBER, GENDER AND CAPTIONS. Unless the context otherwise requires, as used herein, the singular shall include the plural, the plural shall include the singular, the masculine and neuter shall each include the masculine, feminine, and neuter, and generally all grammatical changes shall be made, assumed, and implied to make the provisions hereof apply equally to one or more individuals and/or Firms. All captions used herein are intended solely for convenience of reference and shall in no way have the effect of defining, diminishing, or enlarging the rights or obligations of the parties or affecting the construction or interpretation of any part of this contract.

          8.9 COUNTERPARTS. This Lease may be executed in one or more counterparts all of which shall be considered one and the same Lease and shall be effective when one or more counterparts have been signed and delivered by each of the parties.

          8.10 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision hereof.

          8.11 GOVERNING LAW. Validity, interpretation, performance, remedies, and all other issues arising under or out of this Agreement shall be governed by the internal law of the state in which the Premises are situated.

          8.12 RECORDING. Lessee shall not record this Lease without the prior written consent of Lessor; upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease, and the requesting party may then record such memorandum. Said memorandum or short form of this Lease shall describe the parties, the Premises and the duration of this Lease and shall incorporate this Lease by reference.

          8.13 LEGAL COSTS. If any legal proceeding is brought for the enforcement of this Lease, or for recovery of possession of the Premises, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the covenants, conditions, and provisions of this Lease, the successful or prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and other costs incurred in that action or


LEASE AGREEMENT                           22
proceeding and in any appellate proceedings relating thereto, in addition to any other relief to which such party may be entitled.

          8.15 TIME OF ESSENCE. Time is of the essence hereof.

          Executed this 16th day of Sept., 1992.

LESSOR:                                 LESSEE:

CHRISTENSEN GROUP, INC.                 BOW-FLEX OF AMERICA, INC.


By /s/ D. H. Christensen                By  /s/ Brian R. Cook, President
  ----------------------------              --------------------------------

STATE OF WASHINGTON
               ss.
COUNTY OF CLARK

          THIS IS TO CERTIFY that on this 16th day of September, 1992, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn personally appeared D. H. Christensen, to me known to be the President of CHRISTENSEN GROUP, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                         /s/ Marian Gross
                         -------------------------------------
                         Notary public in and for the State of
                         Washington, residing at Portland, Oregon
                         Commission expires November 19, 1995



LEASE AGREEMENT                           23